                                                                  EXHIBIT 10.203


                                                                  CONFORMED COPY

                           INTEREST TRANSFER AGREEMENT

                                   RELATING TO

                           THE TRAVEL CHANNEL, L.L.C.

                  INTEREST TRANSFER AGREEMENT, dated as of February 4, 1999 (this "AGREEMENT"), between DISCOVERY COMMUNICATIONS, INC., a Delaware corporation ("DCI"), PROJECT DISCOVERY, INC., a Delaware corporation and a wholly owned subsidiary of DCI, ("PDI"), THE TRAVEL CHANNEL, L.L.C., a Delaware limited liability company (the "COMPANY"), DISCOVERY VENTURES, LLC , a Delaware limited liability company and an affiliate of PDI ("VENTURES" and together with DCI, PDI and the Company, the "DISCOVERY PARTIES"), PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation ("PAXSON") and TRAVEL CHANNEL ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Paxson ("TCAC" and together with Paxson, the "PAXSON PARTIES").

                                    RECITALS

                  WHEREAS, TCAC and PDI established the Company under the Delaware Limited Liability Company Act pursuant to that certain Limited Liability Company Agreement, dated as of November 24, 1997 (the "FORMATION AGREEMENT");

                  WHEREAS, as a result of certain disputes between TCAC and PDI, in their capacities as Members (as defined in the Formation Agreement) of the Company, as to the operation of the Company (the "DISPUTE"), TCAC desires to sell and Ventures desires to acquire, TCAC's Interest (as defined in the Formation Agreement) in the Company in accordance with the terms set forth below, including the delivery of mutual releases arising out of the Dispute; and

                  WHEREAS, upon the sale of TCAC's Interest to Ventures, the Paxson Parties and the Discovery Parties mutually desire to release each other from the Formation Agreement and the Related Documents (as defined below) to which they are a party, and to mutually release each other from all other claims and liabilities arising therefrom or relating thereto.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto hereby agrees as follows:




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                                    SECTION 1
                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms, as used in this Agreement, shall have the meanings set forth in this Section; provided, however, any capitalized terms used in this Agreement which are not defined in this Section shall have the same meaning given them in the Formation Agreement:

                  "CLOSING" means the consummation of the purchase and sale of the Interest and the other transactions contemplated pursuant to this Agreement in accordance with the provisions of Section 5.

                  "CLOSING DATE" means February 10, 1999 or if the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have terminated prior to February 5, 1999, then on the third business day following such termination date.

                  "CONSULTING AGREEMENT" means that certain Consulting Agreement dated as of November 24, 1997 between Paxson and the Company.

                  "CONSULTING FEE" means the accrued and unpaid consulting fees owed to Paxson by the Company under and pursuant to the terms of the Consulting Agreement.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INITIAL PURCHASE SETTLEMENT AMOUNT" means (a) $1,549,930, representing the net amount owed to TCAC by the Company pursuant to the settlement of prorated amounts under Section 3.8 of the Formation Agreement, including amounts owed to TCAC in respect of revenues collected by the Company from the sale of advertising time on The Travel Channel network in respect of the period prior to the Effective Date (as defined in the Formation Agreement), and (b) approximately $333,833 pursuant to the terms of a letter agreement among the parties hereto dated even dated herewith (the "Closing Letter Agreement").

                  "INTEREST" means all of TCAC's right, title and interest in and to its Interest (as such term is defined in the Formation Agreement) in the Company together with any and all other rights relating thereto and interest therein.

                  "NET PURCHASE PRICE" means the Purchase Price less the "MSO Payment Amounts," as defined herein; PROVIDED, HOWEVER, that in the event any of the SSI Receipt, Cox Receipt or TW Receipt are not delivered at the Closing, the Net Purchase Price shall be adjusted as contemplated under Section 2.3(e).


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                  "RELATED AGREEMENTS" means each of (i) the Consulting
         Agreement; (ii) that certain Guaranty Agreement dated as of November 24, 1997 by DCI in favor of TCAC; and (iii) that certain Software License Agreement dated as of November 24, 1997 by and between TCAC and the Company.



                                    SECTION 2
                              TRANSFER OF INTEREST

         2.1 ASSIGNMENT. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, TCAC hereby sells, transfers, and delivers to Ventures, and Ventures hereby purchases, TCAC's Interest in the Company.

         2.2 PURCHASE PRICE AND ACCRUED PAYMENT OBLIGATIONS. The Purchase Price for the Interest shall be Fifty-Five Million Dollars ($55,000,000). Concurrent with the payment of the Purchase Price, Ventures, on behalf of PDI and the Company, shall also make a payment to TCAC of $2,233,763 (the "ACCRUED PAYMENT OBLIGATIONS") which amount represents the sum of $350,000 in respect of Consulting Fees and $1,883,763 in respect of the Initial Purchase Settlement Amount. The Purchase Price and the Accrued Payment Obligations shall be paid by Ventures to TCAC by wire transfer of same day funds to an account as directed by TCAC and Paxson. TCAC and Paxson shall deliver to Ventures the wire transfer instructions at least three business days prior to the Closing Date.

         2.3 MSO PAYMENT AMOUNTS.

         (a) Pursuant to the terms of that Cable Affiliation Agreement, dated as of April 27, 1998, as amended, (the "SSI MSO AGREEMENT") between Pax Net, Inc. and Satellite Services, Inc. ("SSI"), an affiliate of Ventures, Paxson owes SSI certain payments in respect of cable carriage for Paxson's national network programming service on SSI owned or controlled cable systems. At the direction of TCAC and Paxson, in lieu of a direct payment to TCAC of a portion of the Purchase Price, Ventures has agreed to make a payment to SSI on behalf of Paxson and TCAC in the amount of $12,150,000, or make other arrangements with SSI for the satisfaction of such payment obligation owed by Paxson to SSI (the amount to be paid or otherwise satisfied by Ventures under the terms hereof being referred to as the "SSI PAYMENT AMOUNT") to be credited against the amount owed by Paxson to SSI under the SSI MSO Agreement. At the Closing, Ventures shall deliver, or cause to be delivered, to TCAC, a receipt in the form of EXHIBIT A-1 annexed hereto (the "SSI RECEIPT"), executed by SSI and acknowledging the payment and satisfaction of the SSI Payment Amount against amounts owing by Paxson to SSI under the SSI MSO Agreement.

         (b) Pursuant to the terms of a cable affiliation term sheet dated as of September 28, 1998 (the "COX MSO AGREEMENT") between Paxson and Cox Communications, Inc. ("COX"), an


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affiliate of Ventures, Paxson owes Cox certain payments in respect of cable carriage for Paxson's national network programming service on Cox owned or controlled cable systems. At the direction of TCAC and Paxson, in lieu of a direct payment to TCAC of a portion of the Purchase Price, Ventures has agreed to make a payment in the amount of $6,000,000, or make other arrangements with Cox for the satisfaction of such payment obligation owed by Paxson to Cox (the amount to be paid or otherwise satisfied by Ventures under the terms hereof being referred to as the "COX PAYMENT AMOUNT") to be credited against the amount owed by Paxson to Cox under the Cox MSO Agreement. At the Closing, Ventures shall deliver, or cause to be delivered, to TCAC, a receipt in the form of EXHIBIT A-2 annexed hereto (the "COX Receipt"), executed by Cox and acknowledging the payment and satisfaction of the Cox Payment Amount against amounts owing by Paxson to Cox under the Cox MSO Agreement.

         (c) Pursuant to the terms of a Cable Affiliation Agreement dated as of August 26, 1998 (the "TW MSO AGREEMENT" and together with the SSI MSO Agreement and the Cox MSO Agreement, the "CABLE MSO AGREEMENTS") between PCC and Time Warner Entertainment Company, L.P. ("TW"), Paxson owes TW certain payments in respect of cable carriage for Paxson's national network programming service on TW owned or controlled cable systems. At the direction of TCAC and Paxson, in lieu of a direct payment to TCAC of a portion of the Purchase Price, Ventures has agreed to make a payment in the amount of $2,000,000 or make other arrangements with TW for the satisfaction of such payment obligation owed by Paxson to TW (the amount to be paid or otherwise satisfied by Ventures under the terms hereof being referred to as the "TW PAYMENT AMOUNT" and together with the SSI Payment Amount and the Cox Payment Amount, collectively the "MSO PAYMENT AMOUNTS") to be credited against the amount owed by Paxson to TW under the TW MSO Agreement. At the Closing, Ventures shall deliver, or cause to be delivered, to TCAC, a receipt in the form of EXHIBIT A-3 annexed hereto (the "TW RECEIPT"), executed by TW and acknowledging the payment and satisfaction of the TW Payment Amount against amounts owing by Paxson to TW under the TW MSO Agreement.

         (d) Each of the Paxson Parties and the Discovery Parties acknowledges and agrees that (i) the making of the MSO Payment Amounts by Ventures to SSI , Cox and TW shall be consummated by Ventures and SSI, Cox and TW, as the case may be, pursuant to agreements and arrangements entered into in the sole discretion of Ventures and SSI, Cox and TW, as the case may be, and neither Paxson nor TCAC shall have any obligation or liability to Ventures or SSI, Cox and TW, as the case may be, in respect of any such agreement or arrangement; (ii) none of the Discovery Parties shall, express or implied, be deemed to have assumed or be the beneficiary of any rights or obligations under the Cable MSO Agreements by virtue of Ventures making or satisfying any of the MSO Payment Amounts on behalf of Paxson or for any other reason, and Paxson and SSI, Cox or TW, as the case may be, may amend, modify or supplement any of the Cable MSO Agreements for any reason, including the settlement of any dispute or adjustment of any amounts owed thereunder in their sole discretion; and (iii) the parties intend for the payment or satisfaction of the MSO Payment Amounts to SSI, Cox and TW, respectively, to have the same effect for all purposes between TCAC and Ventures as if Ventures had paid a portion of the Purchase Price in cash directly to TCAC and TCAC forwarded such amounts to SSI, Cox or TW. Without limiting the foregoing,



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the Discovery Parties hereby indemnify and hold harmless TCAC and Paxson for any and all liabilities, losses or claims of or against Paxson or TCAC arising out of the agreement or arrangement between Ventures and SSI, Cox or TW, as the case may be, for the payment or satisfaction of the related MSO Payment Amounts to SSI, Cox and TW, respectively, including any liabilities, losses or claims arising out of any failure to make, or recision of amounts paid or other consideration provided in respect of, the payment or satisfaction by Ventures to SSI, Cox or TW, as the case may be, of the related MSO Payment Amounts. Not withstanding anything to the contrary contained herein, none of SSI, Cox or TW shall, express or implied, be a third party beneficiary of this Agreement.

         (e) At the request of the Discovery Parties, the Paxson Parties have agreed that the Purchase Price shall be constituted by the Net Purchase Price, the SSI Receipt, the Cox Receipt and the TW Receipt. The Net Purchase Price shall be increased in the event Ventures shall fail to deliver, on or before the Closing Date, (i) the SSI Receipt, by the SSI Payment Amount, (ii) the Cox Receipt, by the Cox Payment Amount, or (iii) the TW Receipt, by the TW Payment Amount.

         2.4 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date,
(i) TCAC hereby assigns and Ventures hereby assumes and undertakes any and all obligations and liabilities of TCAC under the Formation Agreement; (ii) the Interest is hereby sold, assigned and transferred to Ventures; (iii) all rights, remedies, obligations and liabilities of TCAC and Paxson of any kind or nature under the Formation Agreement are terminated, released and discharged; (iv) the Consulting Agreement and each of the other Related Agreements are terminated and deemed to be of no further force or effect; (v) DCI is deemed to be released from its obligations under the Guaranty Agreement, dated as of November 24, 1997, made by DCI in favor of TCAC; and (vi) all obligations and liabilities of the Paxson Parties under any other documents or agreement entered into with any of the Discovery Parties, other than the Formation Agreement and the Related Agreements, shall be terminated, released and discharged.

         2.5 MUTUAL RELEASE OF PARTIES. (a) As of the Closing Date, the Paxson Parties, on the one hand, and the Discovery Parties on the other hand, hereby release each other from any and all obligations imposed upon either party, or their affiliated entities, by the terms and conditions of the Formation Agreement and the Related Agreements and such parties hereby release each other from any and all claims and liabilities which may arise from the Formation Agreement and Related Agreements or which may arise from that relationship between the parties governed by the Formation Agreement and Related Agreements.

                  (b) As of the Closing Date, any provisions of the Formation Agreement that can be construed as imposing an obligation or restriction upon any of the Paxson Parties, or upon any affiliated entity of any Paxson Party, shall be deemed terminated and null and void as against any such Paxson Party, or any affiliated entity, and shall thereafter not be enforceable against any Paxson Party, or any affiliated entity. Specifically, but in no case limiting the effect of this Section, as of the Closing Date, Sections 3, 5, 6, 7, 8, 10, 11, 12, 13 and 14 shall be terminated and of no force or effect against any Paxson Party or any entity affiliated with any Paxson Party.

                  (c) As of the Closing Date, any provisions of the Formation Agreement that can be construed as imposing an obligation or restriction upon any Discovery Party, or upon any



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affiliated entity of any Discovery Party, shall be deemed terminated an null and void as against any Discovery Party, or any affiliated entity, and shall thereafter not be enforceable against any Discovery Party, or any affiliated entity of any Discovery Party; provided however that after the Closing Date the Company shall be obligated to supply TCAC, upon TCAC's reasonable request, with information relevant to the preparation of tax returns relating to any periods in which TCAC was a Member of the Company. Specifically, but in no case limiting the effect of this Section, as of the Closing Date, Sections 3, 5, 6, 7, 8 (except with respect to the proviso set forth in the preceding sentence), 10, 11, 12, 13 and 14 shall be terminated and of no force or effect against any Discovery Party, or any entity affiliated with any Discovery Party.

                  (d) Nothing herein shall be deemed to limit any rights, remedies, liabilities or obligations between any Paxson Parties, on the one hand, or any Discovery Parties, on the other hand, under any agreement between any such parties or their affiliates not entered into in connection with the formation of the Company under the Formation Agreement or any of the transactions contemplated thereunder, including, without limitation, any of the MSO Agreements.


                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF PARTIES

         3.1 REPRESENTATIONS AND WARRANTIES. Each of the parties hereto represents and warrants to the other that: (i) it has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;
(ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party; the execution, delivery and performance of this Agreement will not conflict with or result in a breach or violation of any provision of corporate charter or the bylaws thereof, or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation of any governmental authority applicable to such party; (iii) the execution, delivery and performance of this Agreement and the documents contemplated hereby by each such party (with or without the giving of notice, the lapse of time, or both), (a) do not require the consent of any third party (including any governmental or regulatory authority) other than those which have already been obtained; (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws or other organizational documents of any such party; and
(iv) assuming due authorization, execution and delivery by the other parties hereto (other than its affiliates party hereto), this Agreement is a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms. TCAC further represents and warrants to Ventures and PDI that (i) it is the sole owner of the Interest and that it has not tendered the Interest or any portion thereof to any party; (ii) the Interest shall be delivered on the Closing Date to Ventures free and clear of any liens or encumbrances of any kind; and (iii) the transactions contemplated hereby will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest upon the Interest, arising by, through or under TCAC or any of the other Paxson Parties or any affiliates thereof. Except for the foregoing, the Interest transferred to Ventures by TCAC is sold "as is" and without any representation or warranty of any kind, express or implied, with respect thereto.




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         3.2 SURVIVAL OF REPRESENTATIVES AND WARRANTIES. Without prejudice to representations and warranties in other agreements delivered hereunder, all representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date for a period of twelve months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by any party shall affect any other party"s right to rely on any representation, warranty, or covenant made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         3.3 INDEMNIFICATION AND REMEDIES. Each of the Paxson Parties, on the one hand, and the Discovery Parties, on the other, hereby agrees to indemnify and hold harmless the other party, its affiliates, officers, directors and employees, from and against, and to reimburse such party for, any and all losses, liabilities, and damages, costs and expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, or other obligations of any nature (collectively, "Losses") that result from any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of such party contained in this Agreement or in any certificate, document, or instrument delivered by such party in connection with this Agreement. The remedy of indemnification under this
Section is in addition to any action either party may have in equity, and as such remedies may be exercised singly or concurrently. In the event that a party is unable to obtain indemnification pursuant to this Section, such party shall have the right to pursue any rights and remedies at law or in equity.



                                    SECTION 4
                                    COVENANTS

         4.1 HSR ACT FILING. TCAC acknowledges that DCI has filed a notification and report form and related information pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. Additionally, PDI shall promptly file or cause to be filed all further notifications, reports and information, if any, required to be filed or supplied pursuant to the HSR Act in connection with the transactions contemplated by this Agreement and shall request from the proper governmental authority early termination of the waiting period under the HSR Act.

         4.2 COOPERATION. (a) Each of the Paxson Parties, on the one hand, and the Discovery Parties, on the other, shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and each of the parties shall use commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including making such filings with governmental and regulatory authorities, providing information, using commercially reasonable efforts to obtain all necessary or appropriate waivers, consents, and approvals, and executing such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

                           (b) TCAC hereby agrees and acknowledges that the
Company has certain outstanding claims and rights against Landmark Communications, Inc. ("LCI") arising out of and in respect of the Company's assumption of certain liabilities relating to cable carriage agreement payments in an aggregate amount equal to approximately $574,406 related to the business operations and assets of the Network prior to the date of the Formation Agreement (such claims and rights being referred to herein as the "LCI Assumed Liabilities"). TCAC has apprised the Company that it has certain claims and rights against LCI in respect of advertising commissions collected and retained by LCI from monies otherwise owed by LCI to TCAC in an aggregate amount equal to approximately $659,974.91 less the amount paid pursuant to the Closing Letter Agreement on the Closing Date and any other amounts paid pursuant to the terms of the Closing Letter Agreement after the Closing Date (such claims and rights being referred to herein as the "LCI Commission Liabilities"). In respect of the foregoing, (a) TCAC hereby (i) sells, assigns and transfers any interest it may have in and to the LCI Assumed Liabilities, if any, to the Company and (ii) agrees to take any and all actions reasonably requested by and at the expense of the Company in connection with the Company's pursuit of the LCI Assumed Liabilities against LCI, and (b) the Company hereby (i) sells, assigns and transfers any interest it may have in and to the LCI Commission Liabilities, if any, to TCAC and (ii) agrees to take any and all actions reasonably requested by and at the expense of TCAC in connection with TCAC's pursuit of the LCI Commission Liabilities against LCI. Each of the Discovery Parties and the Paxson Parties agree and acknowledge that none of the Discovery Parties and the Paxson Parties shall be required to take any action which, in the reasonable opinion of counsel thereto, would be contrary to law or otherwise expose such Discovery Party or Paxson Party to civil or criminal penalties, actions, causes, or liabilities of any kind. Each of the Discovery Parties and the Paxson Parties further represents, warrants and agrees the none of them has waived, settled or compromised any of its claims and/or rights against LCI with respect to the LCI Assumed Liabilities and the LCI Commission Liabilities, and that none of them shall take any action which would waive, settle or compromise the claims and/or rights such entity may have against LCI.

         4.3 NO INCONSISTENT ACTION. No party to this Agreement shall take any action that is inconsistent with its obligations under this Agreement or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement.


                                    SECTION 5
                               CLOSING CONDITIONS

         5.1 CONDITIONS TO OBLIGATIONS OF PDI. The obligations of the Discovery Parties to consummate the Closing are subject to the fulfillment on or before the Closing Date of each of the following conditions:


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                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Paxson Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) DELIVERY OF LIEN RELEASES. The Paxson Parties shall have delivered or caused to be delivered to Ventures a UCC-3 termination statement and release letter executed by Union Bank of California, evidencing the release of such lender"s security interest in the Interest.

                  (c) AMENDMENT TO FORMATION AGREEMENT. TCAC shall have executed and delivered the First Amendment to Formation Agreement, substantially in the form of EXHIBIT B annexed hereto.

                  (d) HSR APPROVAL. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or shall have been earlier terminated.

         5.2 CONDITIONS TO OBLIGATIONS OF THE PAXSON PARTIES. The obligations of the Paxson Parties to consummate the Closing are subject to the fulfillment on or before the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Discovery Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) DELIVERIES. Ventures shall have made all of the following deliveries:
                           (1) SSI Receipt;
                           (2) Cox Receipt;
                           (3) TW Receipt;
                           (4) Payment of the Net Purchase Price to TCAC; and
                           (5) Payment of the Accrued Payment Obligations to
                               TCAC and Paxson.

Notwithstanding the foregoing, in the event that Ventures is unable or unwilling to deliver any of the SSI Receipt, Cox Receipt or TW Receipt, then the Net Purchase Price shall be adjusted for each such undelivered receipt, as contemplated under Section 2.3(e), and Ventures shall be released from the obligation to deliver the applicable receipt hereunder.

                  (c) HSR APPROVAL. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or shall have been earlier terminated.

         5.3 CLOSING DATE. The Closing shall take place at 11:00 a.m. on the Closing Date which shall be no later than the Upset Date set forth in Sections 6.1(c) and 6.2(c) hereof, at the New York City offices of Holland & Knight LLP, counsel to the Paxson Parties.



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                                    SECTION 6
                                   TERMINATION

         6.1 TERMINATION BY THE PAXSON PARTIES. This Agreement may be terminated by Paxson, on behalf of the Paxson Parties, and the transactions contemplated hereunder abandoned, if the Paxson Parties are not then in material default, upon written notice to DCI, on behalf of the Discovery Parties, upon the occurrence of any of the following:

                  (a) CONDITIONS. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of the Paxson Parties set forth in this Agreement have not been satisfied or waived in writing by the Paxson Parties.

                  (b) JUDGMENTS. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) UPSET DATE. If the Closing shall not have occurred by February 11, 1999 or, if the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired prior to February 8, 1999, on the third business day following such expiration, and the Paxson Parties are not in material breach of this Agreement.

                  (d) BREACH. Without limiting any of the rights under this Agreement of the Paxson Parties, if the Discovery Parties have failed to cure any material breach of any of their representations, warranties or covenants under this Agreement within fifteen days after the Discovery Parties have received written notice of such breach from the Paxson Parties.

         6.2 TERMINATION BY THE DISCOVERY PARTIES. This Agreement may be terminated by the Discovery Parties and transactions abandoned, if Discovery Parties are not then in material default, upon written notice to Paxson Parties, upon the occurrence of any of the following:

                  (a) CONDITIONS. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Discovery Parties set forth in this Agreement have not been satisfied or waived in writing by Discovery Parties.

                  (b) JUDGMENTS. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) UPSET DATE. If the Closing shall not have occurred by February 11, 1999 or, if the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired prior to February 8, 1998, on the third business day following such expiration, and the Discovery Parties are not in material breach of this Agreement.

                  (e) BREACH. Without limiting the rights under this Agreement of the Discovery Parties, if the Paxson Parties have failed to cure any material breach of any of their representations,



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warranties or covenants under this Agreement within fifteen days after the
Paxson Parties received written notice of such breach from the Discovery
Parties.

         6.3 RIGHTS ON TERMINATION. If this Agreement is terminated pursuant to
Section 6.1 or Section 6.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the transaction contemplated hereunder. If this Agreement is terminated by the Discovery Parties due to the Paxson Parties' material breach of this Agreement, the Discovery Parties shall have all rights and remedies available at law or equity. If this Agreement is terminated by the Paxson Parties due to the Discovery Parties' material breach of this Agreement, Paxson Parties shall have all rights and remedies available at law or equity. Each of the Paxson Parties, on the one hand, and the Discovery Parties, on the other hand, recognize that if either party breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the non-breaching party for its injury. The non-breaching party shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by the non-breaching party to enforce this Agreement, the party in breach against whom specific performance is sought shall waive the defense that there is an adequate remedy at law.

                                    SECTION 7
                                  MISCELLANEOUS

         7.1 ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement among the parties concerning the matters addressed herein and supersedes all prior and contemporaneous negotiations, understandings or agreements in regard thereto.

         7.2 EFFECT OF AGREEMENT. The terms of this Agreement supersede the terms and conditions of the Formation Agreement.

         7.2 AMENDMENTS. This Agreement may not be modified or amended except by an instrument in writing signed by all of the Parties hereto.

         7.3 PRESS RELEASES AND DISCLOSURES. The parties agree that neither the Paxson Parties, on the one hand, nor the Discovery Parties, on the other, nor their respective affiliates, will issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than their respective attorneys, advisors, financing sources and accountants) without the written consent of the other party hereto, which consent will not be unreasonably withheld; provided that nothing herein will prohibit any party from issuing or causing publication of any press release, announcement or public communication solely to the extent that such party deems such action to be required by law or




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

pursuant to the applicable rules of a stock exchange; provided further that, except with respect to filings with the Securities and Exchange Commission, such party will, whenever practicable, consult with the other party concerning the timing and content of such press release, announcement or communication before the same is issued or published; provided further that, for informational purposes only, the parties will use reasonable best efforts to provide to the other party prior to such filing the first disclosure to be filed with the Securities and Exchange Commission regarding the transactions contemplated hereby, and will use reasonable efforts to file this Agreement on a confidential basis.

         7.4 VALIDITY AND SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under pertinent present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         7.5 HEADINGS AND USAGE. Paragraph and subparagraph headings have been inserted herein for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular include the plural, and words in the plural include the singular.

         7.6 COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

         7.7 SUCCESSORS AND ASSIGNS.. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except as specifically provided herein, no party may assign or otherwise dispose of any of its rights or obligations hereunder.

         7.8 VENUE. Any judicial proceeding brought against any party with respect to this Agreement may be brought in any court of competent jurisdiction located in the State of New York. By execution and delivery of this Agreement, the parties hereto accept, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection therewith, subject to any right of appeal thereof.

         7.9 FURTHER ASSURANCES. Each party hereto hereby agrees to do such other acts and things as the other parties may reasonably request in order fully to effect the purposes of this Agreement.

         7.10 NOTICES. All notices, requests, consents, demands and other communications hereunder shall be in writing delivered by any of the following: personal delivery; first class certified or registered mail; return receipt requested; U.S. Express mail, or an express overnight service (such as Federal Express), addressed to the respective parties to the Agreement at the addresses set forth under the signature line of such party or to such other person or address as a party hereto shall designate to the other party hereto from time to time in writing forwarded in like





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manner. Any notice, request, consent, demand or communication given in accordance with the provisions of this paragraph shall be deemed to have been given and effective when actually received.

         7.11 GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

                                  [End of Page]

         IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first written above.

PAXSON PARTIES:

                           TRAVEL CHANNEL ACQUISITION CORPORATION

                           By: /s/ Anthony L. Morrison
                               --------------------------------
                           Its:  Vice President
                           c/o Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401-6233
                           Attention: General Counsel

                           PAXSON COMMUNICATIONS CORPORATION

                           By: /s/ Anthony L. Morrison
                               --------------------------------
                           Its:  Vice President
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401-6233
                           Attention: General Counsel

DISCOVERY PARTIES:

                           DISCOVERY COMMUNICATIONS, INC

                           By: /s/ Mark Hollinger
                               --------------------------------
                           Its:  Senior Vice President
                           7700 Wisconsin Avenue
                           Bethesda, Maryland 20814
                           Attention: General Counsel

                           PROJECT DISCOVERY, INC.

                           By: /s/ Mark Hollinger
                               --------------------------------
                           Its:  Senior Vice President
                           c/o Discovery Communications, Inc.
                           7700 Wisconsin Avenue
                           Bethesda, Maryland 20814
                           Attention: General Counsel

                           DISCOVERY VENTURES, L.L.C.

                           By: /s/ Mark Hollinger
                               --------------------------------
                           Its:  Senior Vice President
                           c/o Discovery Communications, Inc.
                           7700 Wisconsin Avenue
                           Bethesda, Maryland 20814
                           Attention: General Counsel

                           THE TRAVEL CHANNEL,  L.L.C.

                           By: /s/ Mark Hollinger
                               --------------------------------
                           Its:  Senior Vice President
                           c/o Discovery Communications, Inc.
                           7700 Wisconsin Avenue
                           Bethesda, Maryland 20814
                           Attention: General Counsel